For Immediate Release

Ferro Schedules Conference Call for 2011 First-Quarter Results

CLEVELAND, Ohio – April 15, 2011 – Ferro Corporation (NYSE: FOE) announced today that it will conduct a conference call on Thursday, April 28, 2011 at 10:00 a.m. Eastern Time to discuss financial results for the three months ended March 31, 2011, and provide an updated outlook for 2011 financial performance. Participants from Ferro will include Chairman, President and Chief Executive Officer James Kirsch, Vice President and Chief Financial Officer Tom Miklich and Director of Investor Relations David Longfellow.

If you wish to listen to the conference call, dial 800-734-8507 if calling from the United States or Canada, or dial 212-231-2915 if calling from outside North America. Please dial into the call approximately 10 minutes before the call is planned to begin. A live Webcast will also be available by clicking on the Investor Information link at the top of Ferro’s Web site at http://www.ferro.com.

A replay of the call will be available from noon Eastern Time on April 28, 2011, until noon Eastern Time on May 5. To access the replay, dial 800-633-8284 (toll-free) if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America. Use the program ID #21520604 to access the audio replay. The Webcast replay will also be available by clicking on the Investor Information link on the Ferro corporate Web site at http://www.ferro.com, beginning at approximately noon Eastern Time on April 28.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 5,000 employees globally and reported 2010 sales of $2.1 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which we sell our products may be unpredictable, cyclical or heavily influenced by consumer spending;

•	uncertainty in the development of the solar energy market;

•	the effectiveness of our efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	implementation of new business information systems and processes;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	our presence in the Asia-Pacific region where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	our ability to successfully introduce new products;

•	limited or no redundancy for certain of our manufacturing facilities and possible interruption of operations at those facilities;

•	our ability to complete future acquisitions or successfully integrate future acquisitions into our business;

•	the impact of our performance on our ability to utilize our significant deferred tax assets;

•	competitive factors, including intense price competition;

•	our ability to protect our intellectual property or to successfully resolve claims of infringement brought against us;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations

•	stringent labor and employment laws and relationships with our employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	our ability to access capital markets, borrowings, or financial transactions;

•	our ability to successfully implement and/or administer our restructuring programs and produce the desired results;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;

•	our borrowing costs could be affected adversely by interest rate increases;

•	liens on our assets by our lenders affect our ability to dispose of property and businesses;

•	restrictive covenants in our credit facilities could affect our strategic initiatives and liquidity;

•	we may not pay dividends on our common stock in the foreseeable future; and

•	other factors affecting our business beyond our control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2010.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com